UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

HIVE DIGITAL TECHNOLOGIES LTD.
(Exact name of registrant as specified in its charter)

British Columbia	001-40398	98-1831411
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7900 Callaghan Road, Suite 128
 San Antonio, Texas, United States 78229
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 664-1078

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, without par value	HIVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

Exchangeable Senior Notes Indenture

On April 21, 2026, HIVE Bermuda 2026 Ltd., a Bermuda exempted company limited by shares (the “Issuer”) that is a wholly-owned subsidiary of HIVE Digital Technologies Ltd. (the “Company”), issued $115 million aggregate principal amount of 0% exchangeable senior notes due 2031 (the “Notes”), which amount includes the exercise in full of the initial purchasers’ (collectively, the “Initial Purchasers”) option to purchase up to an additional $15 million aggregate principal amount of Notes. The Notes are general unsecured obligations of the Issuer. The Issuer’s obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company.

The Notes and the guarantee were issued pursuant to an indenture, dated as of April 21, 2026 (the “Indenture”), among the Issuer, the Company, as guarantor, and U.S. Bank Trust Company, National Association, as trustee. The Indenture includes customary terms and covenants, including certain events of default after which the Notes may become due and payable immediately.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on April 15, 2031 (the "Maturity Date"), unless earlier exchanged, redeemed or repurchased. Prior to January 15, 2031, the Notes will be exchangeable only upon satisfaction of certain conditions and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the Maturity Date. The Issuer will settle exchanges by paying or delivering, as the case may be, cash, common shares of the Company ("Common Shares") or a combination of cash and Common Shares, at the Issuer's election. The initial exchange rate is 389.5029 Common Shares per US$1,000 principal amount of Notes (equivalent to an initial exchange price of approximately US$2.57 per Common Share, which represents a premium of approximately 17.5% above the closing sale price per Common Share on the Nasdaq Capital Market ("Nasdaq") on April 16, 2026), and is subject to adjustment in some events.

Prior to April 20, 2029, the Issuer may only redeem the Notes, in whole but not in part, upon the occurrence of certain tax-related events. On or after April 20, 2029, the Issuer may also redeem the Notes at its option, in whole or in part, if the last reported sale price of the Common Shares has been at least 130% of the exchange price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Issuer provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest (if any) to, but excluding, the redemption date.

Holders of the Notes may require the Issuer to repurchase for cash all or any portion of their Notes on April 15, 2029, at a cash repurchase price equal to the principal amount of the Notes to be repurchased.  If the Company undergoes a "fundamental change," subject to certain conditions and limited exceptions, holders of the Notes may require the Issuer to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest (if any) to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the Maturity Date or upon the Issuer's issuance of a notice of redemption, the Issuer will, in certain circumstances, increase the exchange rate for holders of the Notes who elect to exchange their Notes in connection with such a corporate event or exchange their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The foregoing description is qualified in its entirety by reference to the text of the Indenture and the form of Note, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

On April 16, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain financial institutions (collectively, the “Option Counterparties”). In addition, on April 17, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Notes, and are expected generally to reduce potential economic dilution to the Company’s common stock upon any exchange of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially approximately $4.92, which represents a premium of 125% over the last reported sale price of the Company’s common stock on April 16, 2026. The cost of the Base Capped Call Transactions was approximately $17.2 million, and the cost of the Additional Capped Call Transactions was approximately $2.6 million, for a total cost of approximately $19.8 million. The Company funded the costs of the Capital Call Transactions using cash on hand.

The Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Notes and will not affect any holder's rights under the Notes or the Indenture. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The summary of the Capped Call Transactions is qualified in its entirety by reference to form of Capped Call Confirmation attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet  Arrangement of a Registrant.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 8.01 of this report is incorporated by reference into this Item 3.02.

To the extent that any Common Shares are issued upon exchange of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof. Initially, a maximum of 44,792,833 Common Shares may be issued upon exchange of the Notes based on the initial maximum exchange rate of 389.5029 Common Shares per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Item 8.01. Other Events.

On April 16, 2026, the Company issued a press release announcing the upsizing and pricing of the Offering and providing information regarding the Company’s application to list its Common Shares on the Toronto Stock Exchange. On April 21, 2026, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, all statements related to the expected use of the net proceeds from the offering and other statements that are not historical facts. These forward-looking statements are based on the Company's current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Do not place undue reliance on these forward-looking statements, which speak only as of the date hereof. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with market risks, trends and conditions. These and other risks and uncertainties relating to the Company and its business can be found under the caption "Risk Factors" and elsewhere in the Company's Securities and Exchange Commission filings and reports (Commission File No. 001-40398), including the Company's Annual Information Form for the year ended March 31, 2025 which was filed as Exhibit 99.1 to the Company's Annual Report on Form 40-F for the year ended March 31, 2025, as well as future filings and reports by the Company. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K as a result of new information, future events or changes in its expectations.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 21, 2026, among HIVE Bermuda 2026 Ltd., HIVE Digital Technologies Ltd. and U.S. Bank Trust Company, National Association
4.2	Form of 0% Exchangeable Senior Note due 2031 (included in Exhibit 4.1)
10.1	Form of Capped Call Confirmation
99.1	Press Release, dated April 16, 2026
99.2	Press Release, dated April 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIVE DIGITAL TECHNOLOGIES LTD.

By:	/s/ Darcy Daubaras
Name:	Darcy Daubaras
Title:	Chief Financial Officer

Date: April 21, 2026